Exhibit 99.1

Corporate Property Associates 17 – Global Incorporated
Supplemental Unaudited Information

As of December 31, 2013

As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 17 – Global Incorporated (“CPA®:17 – Global”), its consolidated subsidiaries and predecessors, unless otherwise indicated. “GAAP” means generally accepted accounting principles in the United States (“U.S.”).

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain supplemental metrics that are not defined by GAAP (“non-GAAP”), including funds from operations (“FFO”), modified funds from operations (“MFFO”), and adjusted revenue. A description of these non-GAAP measures, located in the Terms and Definitions section, and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.

Forward-Looking Statements

This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the Securities and Exchange Commission (the “SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2013. We do not undertake to revise or update any forward-looking statements.

Executive Offices 50 Rockefeller Plaza New York, NY 10020 Tel: 1-800-WPCAREY or (212) 492-1100 Fax: (212) 492-8922 Web Site Address: http://www.cpa17global.com	Investor Relations Susan C. Hyde Managing Director & Chief Marketing Officer W. P. Carey Inc. Phone: (212) 492-1151

Corporate Property Associates 17 – Global Incorporated
Reconciliation of Net Income Attributable to CPA®:17 – Global
to Modified Funds From Operations (MFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,			Years Ended December 31,
	2013	2012	2011	2013	2012	2011
Net income attributable to CPA®:17 – Global	$7,213	$3,927	$14,073	$39,864	$41,611	49,655
Adjustments:
Depreciation and amortization of real property	23,920	19,144	14,043	91,460	67,141	42,240
Impairment charges	—	—	(70)	—	—	(70)
(Gain) loss on sale of real estate	(7,987)	(1,092)	9	(8,065)	(1,832)	(778)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO:
Depreciation and amortization of real property	7,641	4,001	4,152	19,143	16,458	13,892
Impairment charges	3,778	—	13	3,778	—	13
Loss on sale of real estate	—	1	—	—	1	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(166)	(154)	(156)	(651)	(578)	(646)
Total adjustments	27,186	21,900	17,991	105,665	81,190	54,651
FFO — as defined by NAREIT	34,399	25,827	32,064	145,529	122,801	104,306
Adjustments:
Other depreciation, amortization and non-cash charges	(2,963)	998	738	(3,850)	1,825	114
Straight-line and other rent adjustments (a)	(4,522)	(4,734)	(4,699)	(19,777)	(15,315)	(14,236)
Impairment charges (b)	—	—	—	—	2,019	—
Loss on extinguishment of debt	1,042	—	—	1,578	—	—
Acquisition expenses (c)	7,159	13,850	2,961	19,481	17,173	9,335
Above- and below-market rent intangible lease amortization, net (d)	264	229	348	185	858	1,756
(Accretion of discounts) amortization of premiums on debt investment, net	(119)	34	37	(540)	138	148
Realized gains on foreign currency, derivatives, and other (e)	(426)	(425)	(5,045)	(4,391)	(3,724)	(6,665)
Unrealized losses on mark-to-market adjustments	—	—	—	6	—	—
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at MFFO:
Other depreciation, amortization and non-cash charges	120	17	(7)	73	28	(6)
Straight-line and other rent adjustments (a)	(205)	(6)	85	(226)	(45)	(154)
Gain on extinguishment of debt (f)	—	—	—	—	(1,914)	—
Acquisition expenses (c)	126	65	112	1,504	273	282
Restructuring charges (g)	8,095	—	—	8,095	—	—
Above- and below-market rent intangible lease amortization, net (d)	293	(58)	5	1,224	2	13
Realized losses (gains) on foreign currency, derivatives, and other (e)	14	(8)	(3)	13	—	(7)
Unrealized losses on mark-to-market adjustments	234	—	—	234	—	—
Proportionate share of adjustments for noncontrolling interests to arrive at MFFO	50	183	1,109	235	1,061	1,880
Total adjustments	9,162	10,145	(4,359)	3,844	2,379	(7,540)
MFFO	$43,561	$35,972	$27,705	$149,373	$125,180	$96,766
MFFO per share	$0.16	$0.14	$0.16	$0.55	$0.58	$0.63
Weighted average shares outstanding	317,094,466	286,498,716	198,944,943	313,010,828	249,283,354	175,271,595

CPA®:17 – Global 12/31/2013 Supplemental 8-K — 2

MFFO per share calculation:

	Three Months Ended December 31,			Years Ended December 31,
	2013	2012	2011	2013	2012	2011
MFFO	$43,561	$35,972	$27,705	$149,373	$125,180	$96,766
Issuance of shares to an affiliate in satisfaction of fees due	5,816	4,708	4,161	21,953	18,932	13,435
MFFO numerator in determination of MFFO per share	$49,377	$40,680	$31,866	$171,326	$144,112	$110,201
__________

(a)
Under GAAP, rental receipts are allocated to periods using an accrual basis. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), management believes that MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, provides insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

(b)
Impairment charges were incurred on our commercial mortgage-backed securities portfolio and are considered non-real estate impairments. As such, these impairment charges were not included in our computation of FFO as defined by NAREIT but are included as an adjustment in arriving at MFFO as these charges are not directly related or attributable to our operations.

(c)
Includes Acquisition expenses and amortization of deferred acquisition fees. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs and amortization of deferred acquisition fees, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to stockholders, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.

(d)
Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(e)
Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to our operations.

(f)	Relates to our share of gain on the extinguishment of debt recognized by a jointly-owned investment.

(g)	In connection with the Hellweg Die Profi-Baumärkte GmbH & Co. KG (“Hellweg 2”) restructuring in October 2013, our share of the German real estate transfer tax incurred by Hellweg 2 was $8.1 million.

CPA®:17 – Global 12/31/2013 Supplemental 8-K — 3

Corporate Property Associates 17 – Global Incorporated
Total Adjusted Revenue (Pro Rata Basis) (Unaudited)
(in thousands)

	Three Months Ended					Years Ended December 31,
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013	2012	2011
Reconciliation of Adjusted Revenue (a)
Total revenue - as reported	$95,617	$91,619	$88,992	$86,726	$89,083	$362,954	$289,553	$192,221
Less: Other operating income - as reported	(6,698)	(5,707)	(4,915)	(4,552)	(2,554)	(21,872)	(5,188)	(2,879)
Less: Interest income revenue - as reported	(1,473)	(1,880)	(1,944)	(1,375)	(4,261)	(6,672)	(9,042)	(6,602)
Less: Other real estate income - as reported	(12,983)	(11,643)	(12,429)	(12,021)	(18,816)	(49,076)	(44,613)	(9,841)
Total consolidated lease revenues	74,463	72,389	69,704	68,778	63,452	285,334	230,710	172,899
Add: Lease revenues - discontinued operations	—	—	—	—	—	—	106	1,146
Add: Pro rata share of revenues from equity investments	10,679	9,931	9,334	9,370	9,178	39,314	36,271	31,557
Less: Pro rata share of revenues due to noncontrolling interests	(4,227)	(4,205)	(4,202)	(4,174)	(4,199)	(16,808)	(16,663)	(16,456)
Total pro rata net lease revenues	80,915	78,115	74,836	73,974	68,431	307,840	250,424	189,146
Add: Other real estate income - as reported	12,983	11,643	12,429	12,021	18,816	49,076	44,613	9,841
Add: Other real estate income - discontinued operations - as reported	106	1,335	1,268	1,132	1,070	3,841	4,490	3,899
Adjusted Revenue	$94,004	$91,093	$88,533	$87,127	$88,317	$360,757	$299,527	$202,886
__________

(a)	Adjusted revenue is a non-GAAP measure. See Terms and Definitions section on page 10 for a description of our non-GAAP measures.

CPA®:17 – Global 12/31/2013 Supplemental 8-K — 4

Corporate Property Associates 17 – Global Incorporated
Portfolio Diversification as of December 31, 2013 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands, except percentages)

	Annualized Contractual
Tenant/Lease Guarantor	Minimum Base Rent (a)	Percent
Metro Cash & Carry Italia S.p.A. (b)	$31,498	10%
Agrokor d.d. (b)	27,515	9%
General Parts Inc., Golden State Supply LLC, Straus-Frank Enterprises LLC, General Parts Distribution LLC and Worldpac Inc.	17,653	6%
The New York Times Company	14,119	4%
KBR, Inc.	14,100	4%
C1000 Logistiek Vastgoed B.V. (b)	13,872	4%
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	12,553	4%
Eroski Sociedad Cooperativa (b)	12,100	4%
Blue Cross and Blue Shield of Minnesota, Inc.	11,502	4%
DTS Distribuidora de Television Digital SA (b)	9,575	3%
Total	$164,487	52%

Weighted-Average Lease Term for Portfolio:	15.3	years
__________

(a)	Excludes all operating properties.

(b)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

Portfolio

At December 31, 2013, our leased portfolio was comprised of our full or partial ownership interests in 352 properties, substantially all of which were net-leased to 99 tenants, and totaled approximately 34 million square feet. In addition, our operating property portfolio was comprised of 71 self-storage properties, two hotel properties, and two shopping centers for an aggregate of approximately 6 million square feet.

CPA®:17 – Global 12/31/2013 Supplemental 8-K — 5

Corporate Property Associates 17 – Global Incorporated
Portfolio Diversification as of December 31, 2013 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands, except percentages)

	Annualized Contractual
Region	Minimum Base Rent (a)	Percent
U.S.
South	$56,274	18%
Midwest	51,998	16%
East	38,899	12%
West	26,328	8%
U.S. Total	173,499	54%

International
Italy	31,498	10%
Croatia	27,515	9%
Spain	21,675	7%
Germany	20,796	7%
Netherlands	16,899	5%
Poland	11,404	4%
Other (b)	12,356	4%
International Total	142,143	46%

Total	$315,642	100%

	Annualized Contractual
Property Type	Minimum Base Rent (a)	Percent
Warehouse/Distribution	$85,509	27%
Office	82,367	26%
Retail	75,643	24%
Industrial	46,253	15%
Other (c)	25,870	8%
Total	$315,642	100%
__________

(a)	Excludes all operating properties.

(b)	Includes rent from tenants in Hungary, Japan, and the United Kingdom.

(c)	Includes rent from tenants with the following property types: education (2.5%), automotive dealership (2.1%), sports (2.0%), self-storage (1.0%), and land (0.3%).

Portfolio Diversification by Geography	Portfolio Diversification by Property Type

CPA®:17 – Global 12/31/2013 Supplemental 8-K — 6

Corporate Property Associates 17 – Global Incorporated
Portfolio Diversification as of December 31, 2013 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands, except percentages)

	Annualized Contractual
Industry Type (b)	Minimum Base Rent (a)	Percent
Retail Trade	$86,472	27%
Grocery	57,210	18%
Media: Printing and Publishing	26,423	8%
Insurance	14,981	5%
Transportation - Cargo	14,963	5%
Construction and Building	14,125	5%
Healthcare, Education, and Childcare	11,671	4%
Electronics	10,726	3%
Machinery	10,425	3%
Chemicals, Plastics, Rubber, and Glass	9,569	3%
Beverages, Food, and Tobacco	8,543	3%
Leisure, Amusement, and Entertainment	7,672	2%
Business and Commercial Services	7,014	2%
Automobile	6,002	2%
Consumer Services	5,763	2%
Consumer Non-durable Goods	4,912	2%
Banking	4,532	2%
Transportation - Personal	3,803	1%
Buildings and Real Estate	3,356	1%
Other (c)	7,480	2%
	$315,642	100%
__________

(a)	Excludes all operating properties.

(b)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(c)
Includes rent from tenants in the following industries: textiles, leather and apparel (0.9%) mining, metals, and primary metal industries (0.6%), forest products and paper (0.3%), hotels and gaming (0.2%), finance (0.2%), consumer and durable goods (0.1%), and telecommunications (0.05%).

CPA®:17 – Global 12/31/2013 Supplemental 8-K — 7

Corporate Property Associates 17 – Global Incorporated
Investment Activity (Unaudited)
For the Year Ended December 31, 2013
(in thousands, except square footage)

Acquisitions

Tenant/Lease Guarantor	Property Location	Purchase Price (a)	Closing Date	Property Type	Gross Square Footage
Penda Corporation	Portage, WI	$10,871	January-13	Industrial	270,500
Live Nation Entertainment, Inc.	Dallas, TX	15,700	February-13	Retail	61,876
Harbor Freight Tools USA, Inc. (b)	Dillon, SC	39,004	March-13	Warehouse/Distribution	BTS
GEMS Chicago, Inc.	Chicago, IL	18,188	April-13	Land	324,176
Multi-Tenant	Northbrook, IL	7,934	May-13	Retail	6,006
FrieslandCampina Nederland B.V. (c)	Wageningen, Netherlands	38,569	July-13	Industrial	185,957
H&M Hennes & Mauritz AB (c)	Gadki, Poland	78,063	July-13	Warehouse/Distribution	897,951
State Farm Mutual Automobile Company (50% Equity investment) (d)	Austin, TX	57,802	August-13	Office	239,706
RLJ-McLarty-Landers Automotive Holdings, LLC	Lewisville, TX	15,310	August-13	Automotive Dealership	74,640
Henniges Automotive North America, Inc.	Auburn Hills, MI	9,000	October-13	Office	55,490
Adler Modemärkte AG (c)	Haibach, Germany	26,593	October-13	Office	180,909
Agrokor d.d. (20% Equity investment) (c) (d)	Various Locations in Croatia	19,391	December-13	Retail	112,915
KBR Inc.	Houston, TX	41,730	December-13	Office	390,982
Avnet Inc.	Tempe, AZ	16,996	December-13	Office	132,070
Total Acquisitions - Leased Properties		395,151			2,933,178

Property Type	Property Location	Purchase Price (a)	Closing Date
Self-Storage Facility	Cathedral City, CA	2,755	March-13
Self-Storage Facility	Hilo, HI	6,100	June-13
Self-Storage Facility (85% Equity investment)	New York, NY	81,237	June-13
Self-Storage Facility	Clearwater, FL	4,430	July-13
Self-Storage Facilities (2 Facilities)	Winder, GA	2,700	July-13
Self-Storage Facility	Orlando, FL	6,700	August-13
Self-Storage Facility	Palm Coast, FL	5,700	September-13
Self-Storage Facility (85% Equity investment)	Bronx, NY	6,724	October-13
Self-Storage Facility	Holiday, FL	3,500	November-13
Total Acquisitions - Self-Storage Properties		119,846

Security Type	Company	Purchase Price (c)	Closing Date
Non-Convertible Debenture	Suncity Constructwell Private Limited	1,614	November-13
Total Acquisition - Other		1,614

Total Acquisitions		$516,611

Disposition

Tenant/Lease Guarantor	Property Location	Gross Sale Price	Closing Date	Property Type	Gross Square Footage
Hillsboro Hotel Operator TRS, Inc.	Hillsboro, OR	$24,000	October-13	Hotel	59,398

CPA®:17 – Global 12/31/2013 Supplemental 8-K — 8

Corporate Property Associates 17 – Global Incorporated
Investment Activity (Unaudited)
For the Year Ended December 31, 2013
(in thousands, except square footage) (continued)

__________

(a)
Includes capitalized transaction costs, where applicable. For equity investments, the purchase price represents our pro rata share of the jointly-owned investment’s estimated total asset value, excluding debt, plus capitalized transactions costs.

(b)	Acquisition includes a build-to-suit transaction. Purchase price represents total commitment for build-to-suit funding. Gross square footage cannot be determined at this time.

(c)	Acquisition price reflects applicable foreign exchange rate.

(d)	This investment is jointly owned with Corporate Property Associates 18 – Global Incorporated, an affiliate. Acquisition price and gross square footage reflects our ownership interest.

CPA®:17 – Global 12/31/2013 Supplemental 8-K — 9

Terms and Definitions

FFO and MFFO

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization; and after adjustments for unconsolidated partnerships and jointly-owned investments. Adjustments for unconsolidated partnerships and jointly-owned investments are calculated to reflect FFO.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization as well as impairment charges of real estate-related assets, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO described above, investors are cautioned that, due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the operating performance of the company. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) were put into effect in 2009. These other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, such as acquisition fees, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. As disclosed in the prospectus for our follow-on offering dated April 7, 2011 (the “Prospectus”), we intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) within eight to 12 years following the investment of substantially all of the net proceeds from our initial offering, which occured in April 2011. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a

CPA®:17 – Global 12/31/2013 Supplemental 8-K — 10

limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance now that our offering has been completed and once all of our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance since our offering and most of our acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of a company’s operating performance after a company’s offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on a company’s operating performance during the periods in which properties are acquired.

We define MFFO consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments (i.e., infrequent or unusual, not reasonably likely to recur in the ordinary course of business); mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and jointly-owned investments, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such infrequent gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

In calculating MFFO, we exclude acquisition-related expenses, restructuring expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by a company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Restructuring expenses are related to the restructuring of Hellweg 2 and we consider this expense not to be part of our normal business operation. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as infrequent items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for assessing operating performance.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are generally funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. By excluding restructuring expenses we facilitate the evaluation of operating performance of a recurring nature. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

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Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income or income from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO accordingly.

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure that represents revenues on a GAAP basis adjusted for our pro rata share of revenues from equity investments as well as the pro rata share of revenues due to noncontrolling interests. We believe that adjusted revenue is useful to investors and analysts as a supplemental measure of revenues from our core operations, and we use it to evaluate the stability of our underlying revenue streams. Adjusted revenue should not be considered as an alternative to revenues computed on a GAAP basis as a measure of our profitability. Adjusted revenue may not be comparable to similarly titled measures of other companies.

Pro Rata Amounts

This supplemental package contains certain pro rata information. Consistent with industry practice and as a means of procuring opportunities and sharing risk, we have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. In our financial statements, we report 100% of the assets, liabilities, revenues, and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly-owned investments, we report our net investment and our net income or loss from that investment. In presenting pro rata information, we generally present our proportionate share, based on our economic ownership of these jointly-owned investments, which we use to evaluate our business without including any ownership of the other investors.

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